COLLATERAL ASSIGNMENT OF RIGHTS UNDER
ACQUISITION TRANSACTION DOCUMENTS

This Collateral Assignment of Rights under Acquisition Transaction Documents (as amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of August __, 2017 by and between SHAREDLABS, INC., a Delaware corporation (“Acquisition Party”), and SUPER G CAPITAL, LLC, a Delaware limited liability company (“Lender”) pursuant to that certain Business Loan and Security Agreement, dated of even date herewith (as amended, supplemented or restated from time to time, the “Loan Agreement”), by and among Acquisition Party, ITECH US, INC., a Virginia corporation (the “Company”) and SMART WORKS, LLC, a New Jersey limited liability company (“Smart Works” and, together with Acquisition Party and the Company, “Borrower”), and Lender.

WHEREAS, Acquisition Party, the Company, and Kishore Khandavalli, the shareholder of the Company (the “Seller”) are parties to that certain Stock Purchase Agreement (together with any and all amendments, supplements or other modifications thereto, the “Purchase Agreement”), dated as of June 30, 2017, pursuant to which, among other things, Acquisition Party purchased all of the stock of the Company (the “Acquisition Transaction”); the Purchase Agreement and all other agreements, documents and instruments executed and delivered in connection with the Acquisition Transaction, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the “Acquisition Transaction Documents”; the Acquisition Transaction Documents include, without limitation, that certain Promissory Note dated effective as of June 30, 2017 executed by Acquisition Party payable to the order of the Seller in the original principal amount of $2,850,000;

WHEREAS, Acquisition Party and Lender have entered into that certain Business Loan and Security Agreement dated on or about the date hereof (the “Loan Agreement”), providing for a term loan facility in the principal amount of up to $2,000,000;

WHEREAS, as a condition to Lender entering into the Loan Agreement, Lender has required that (i) Acquisition Party grant to Lender a security interest in and collateral assignment of all of Acquisition Party’s respective rights and remedies under the Acquisition Transaction Documents, and (ii) the Seller enter into a subordination agreement in the form attached hereto as Exhibit A; and

WHEREAS, capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, Acquisition Party agrees as follows:

1. As collateral security for the payment and performance of all of the Obligations, Acquisition Party hereby assigns, transfers and sets over to Lender, its successors and assigns, all of Acquisition Party’s rights and remedies (but not its obligations) under and with respect to the Acquisition Transaction Documents, and all right, title and interest in and to any and all sums due to or recovered by Acquisition Party under the Acquisition Transaction Documents, including, without limitation, Acquisition Party’s rights and remedies with respect to (i) any breach by Seller of any representations, warranties and covenants under the Acquisition Transaction Documents and (ii) any indemnification from Seller arising under or pursuant to the Acquisition Transaction Documents.

2. Acquisition Party represents and warrants that:

(a) There has been no assignment of any of Acquisition Party’s rights under the Acquisition Transaction Documents to any other person or entity;

(b) Acquisition Party is not in default in any material respect under the Acquisition Transaction Documents and knows of no default on the part of any other party to the Acquisition Transaction Documents; and

(c) Acquisition Party has not done or omitted to do any act so as to be estopped from exercising any of its rights under the Acquisition Transaction Documents.

3. Acquisition Party agrees and covenants unto Lender as follows:

(a) Acquisition Party will perform and observe each and every material condition and covenant of Acquisition Party contained in the Acquisition Transaction Documents.

(b) At any time (other than during the existence of an Event of Default as defined in the Loan Agreement), insofar as Acquisition Party may have any right, privilege or claim against any person or entity under the Acquisition Transaction Documents, including, without limitation, all of Acquisition Party’s rights and remedies with respect to indemnification, Acquisition Party shall use prudent business judgment concerning the enforcement of such rights, privileges and claims in accordance with the terms of the Acquisition Transaction Documents and if, in the exercise of such judgment, Acquisition Party determines to enforce such rights, privileges and claims, Acquisition Party shall enforce the same diligently, in good faith and at no cost or expense to Lender.

(c) Acquisition Party hereby agrees that all payments due to the Seller from Acquisition Party under or arising under the Acquisition Transaction Documents shall be made to Lender, and Lender shall promptly remit such payments to Seller, so long as prior to and after giving effect to any such payment to the Lender by the Acquisition Party: (i) no Event of Default has occurred under the Loan Agreement; and (ii) Borrower’s Fixed Charge Coverage Ratio (as defined in the Loan Agreement) shall be no less than 1.10:1.0.

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(d) Acquisition Party hereby irrevocably makes, constitutes and appoints Lender (and all officers, employees or lenders designated by Lender) as its true and lawful attorney, with full authority in the place and stead of Acquisition Party and in the name of Acquisition Party, Lender or otherwise, from time to time in Lender’s discretion to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including to (w) take any and all action, in its own name or the name of Acquisition Party, including filing any claim or instituting any action or proceeding, as Lender deems necessary or desirable to exercise the rights and remedies of Acquisition Party, and/or to enforce the obligations of the Seller, under the Acquisition Transaction Documents, (x) ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due and payable, or remain unpaid at any time and times to Acquisition Party by any Seller Party under or pursuant to the Acquisition Transaction Documents, (y) endorse any checks, drafts or other orders for the payment of money payable to Acquisition Party in payment thereof, and (z) collect any and all damages, awards and other monies due from the Seller Parties and apply the same on account of the Obligations in accordance with the terms and provisions of the Loan Agreement. The power of attorney granted herein is coupled with an interest and shall terminate only at such time as the Obligations have been paid and satisfied in full (“Payment in Full”). The Seller Parties are hereby authorized to recognize Lender’s claims to rights (but not the obligations) granted hereunder without investigating any reason for any action taken by Lender or the validity or the amount of the Obligations, or the application to be made by Lender of any of the amounts to be paid to Lender. In no event, however, shall Lender be required or obligated in any manner to assert or exercise any right or remedy of Acquisition Party, or to enforce any obligations of the Seller Parties, under the Acquisition Transaction Documents, and Lender’s failure to do so shall not give rise to any liability to Acquisition Party or any other person or entity. Without limiting the foregoing, during the existence of an Event of Default under the Loan Agreement, Acquisition Party shall not make any payments to any Seller Party under the Acquisition Transaction Documents.

(e) Acquisition Party shall keep Lender fully informed of all circumstances bearing upon Acquisition Party’s rights and remedies, and the Seller Parties’ obligations, under the Acquisition Transaction Documents, and Acquisition Party shall not waive, amend, alter, modify or terminate any of its rights or remedies, or any of the Seller Parties’ covenants or obligations, under the Acquisition Transaction Documents without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Acquisition Party shall promptly advise Lender in writing of any breach or default by any Seller Party of any of its covenants or obligations under the Acquisition Transaction Documents.

(f) Notwithstanding the foregoing, Acquisition Party expressly acknowledges and agrees that it shall remain liable under Acquisition Transaction Documents to observe and perform all of the conditions and obligations therein contained to be observed and performed by it, and that neither this Agreement, nor any action taken pursuant hereto, shall cause Lender to be under any obligation or liability in any respect whatsoever to any party to the Acquisition Transaction Documents for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms therein contained.

4. Acquisition Party agrees as follows:

(a) This Agreement is effective until Payment in Full.

(b) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

(c) This Agreement shall not be amended, modified or supplemented, or any provision waived, without the written agreement of Acquisition Party and Lender at the time of such amendment, modification, supplement or waiver.

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(d) This Agreement, and all matters arising herefrom or relating hereto (whether arising in tort, contract or otherwise), shall be governed by and construed in accordance with the laws of the State of California, without regard to its otherwise applicable principles of conflicts of laws. The provisions of this Agreement and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

(e) This Agreement shall be effective upon delivery to the Lender, without further act, condition or acceptance by the Lender.

(f) Acquisition Party (i) consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Agent or the undersigned in connection with this Agreement may be venued in either the state courts or Federal Court located in Orange County, California; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(g) Sections 11, 12 and 15 of the Loan Agreement are hereby incorporated herein by this reference, with the names of the parties to this Agreement and the applicable documents being used instead of those in the Loan Agreement.

(h) Any notices required or permitted to be given pursuant to this Agreement must be in writing and may be given by personal delivery, email, facsimile, first class mail via the United States Postal Service, postage prepaid, or by any overnight courier by sending said notice to the applicable recipient at the address set forth below:

If to Lender: Super G Capital, LLC 23 Corporate Plaza, Suite 100 Newport Beach, CA 92660 Attention: Marc Cole Facsimile: (949) 73407486 Email: marc@supergcapital.com	with a copy to: Jeffer Mangels Butler & Mitchell LLP 1900 Avenue of the Stars, 7th Floor Los Angeles, CA 90067 Attention: Joel J. Berman Facsimile: 310-203-0567 Email: jberman@jmbm.com

If to Acquisition Party: SHAREDLABS, INC., a Delaware corporation 118 W. Adams, Suite 200 Jacksonville, FL 32202 Attn: Jason M. Cory	with a copy to: Sichenzia Ross Ference Kesner LLP 61 Broadway, 32nd Floor new York, NY 10002 Attention: Darrin Ocasio Facsimile: 212-930-9725 Email: docasio@srfkllp.com

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If to Seller Parties: ITECH US, INC., a Virginia corporation (the “Company”) 20 Kimball Avenue, #303n South Burlington, VT 05403

If any party desires to change the address or email and fax numbers to which notices are to be sent, it shall do so in writing and deliver the same to the other parties in accordance with the notice provisions set forth above. Any notice given by any party under this Agreement will be effective upon a party’s receipt of the notice or if mailed, upon the earlier of a party’s receipt of the notice and the third (3rd) Business Day after the mailing of the notice.

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IN WITNESS WHEREOF, this instrument has been duly executed and delivered, as of the date first set forth above.

ACQUISITION PARTY:	SHAREDLABS, INC., a Delaware corporation

By:
Name and Title

ACCEPTED:	SUPER G CAPITAL, LLC, as Lender

By:
Marc Cole, Chief Financial Officer

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